UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011

OPKO Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd

Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 575-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 13, 2011, OPKO Health, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Claros Merger Subsidiary LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), Claros Diagnostics, Inc., a Delaware corporation (“Claros”) and certain shareholders of Claros, in each case in his or her capacity as a member of the Shareholder Representative Committee constituted under the Merger Agreement. Pursuant to the Merger Agreement, the Company agreed to acquire Claros pursuant to a merger of Claros with and into Merger Sub (the “Merger”), with Merger Sub being the surviving entity of the Merger (the “Surviving Company”).

The merger consideration payable by the Company pursuant to the Merger Agreement consists of $10 million in cash, subject to certain set-offs and deductions, and $20 million in shares of the Company’s common stock (the “Stock Consideration”), based on the average closing sales price per share of the Company’s Common Stock as reported by the New York Stock Exchange for the ten trading days immediately preceding the closing date of the Merger, or $4.45 per share (the “Reference Price”). Pursuant to the Merger Agreement, $5 million of the Stock Consideration is to be held in a separate escrow account to secure the indemnification obligations of Claros under the Merger Agreement. In addition, the Merger Agreement provides for the payment of up to an additional $19.125 million in shares of the Company’s common stock upon and subject to the achievement of certain milestones by the Surviving Company.

The Stock Consideration was issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

The Merger was consummated on October 13, 2011, with the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. In connection with the consummation of the Merger, the Company issued 3,370,784 shares of common stock to the former shareholders of Claros and deposited an additional 1,123,596 shares of common stock into an escrow account for the benefit of the Company and the former shareholders of Claros.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information required to be reported under this Item is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 3.01	Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On October 13, 2011, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the Company intends to file all financial statements required by this item, if any, by an amendment to this Current Report on Form 8-K to be filed within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company intends to file all pro forma financial information required by this item, if any, by an amendment to this Current Report on Form 8-K to be filed within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit 99.1	Press release dated October 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

By	/s/ Rao Uppaluri
Name:	Rao Uppaluri
Title:	Senior Vice President and Chief Financial Officer

Date: October 13, 2011

EXHIBIT INDEX

Exhibit 99.1	Press release dated October 13, 2011.